Exhibit 11


KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP      1800 Massachusetts Avenue, N.W.
                                                 Suite 200
                                                 Washington, DC  20036-1221
                                                 202.778.9000
                                                 Fax 202.778.9100
                                                 www.klng.com




September 16, 2005

Regions Morgan Keegan Select Funds
50 North Front Street
Memphis, Tennessee 38103

Ladies and Gentlemen:

     We have acted as counsel to Regions Morgan Keegan Select Funds, a business trust formed under the laws of the Commonwealth of Massachusetts (the "Trust"), in connection with the filing with the Securities and Exchange Commission ("SEC") of the Trust's Registration Statement on Form N-14 (the "Registration Statement"), registering the Class A and Class I shares of Regions Morgan Keegan Select Growth Fund, Regions Morgan Keegan Select Balanced Fund, Regions Morgan Keegan Select Fixed Income Fund, Regions Morgan Keegan Select Intermediate Tax-Exempt Bond Fund, and Regions Morgan Keegan Select LEADER Money Market Fund, each a series of the Trust (the "Shares"), to be issued pursuant to the Plan of Reorganization and Termination (the "Plan") adopted by the Trust under the Securities Act of 1933, as amended (the "1933 Act").

     You have requested our opinion as to matters set forth below in connection with the filing of the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the form of Plan that is included as an appendix to the combined proxy statement and prospectus that is being filed as part of the Registration Statement, the Declaration of Trust, as amended, and Bylaws of the Trust, and the action of the Trust that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public


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Regions Morgan Keegan Select Funds
September 16, 2005
Page 2 of 2


officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

    Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the Commonwealth of Massachusetts that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

    Based upon and subject to the foregoing, we are of the opinion that:

    1. The Shares to be issued pursuant to the Registration Statement have been duly authorized for issuance by the Trust; and

    2. When issued upon the terms provided for in the Plan and the Registration Statement, the Shares to be issued pursuant to the Plan and the Registration Statement will be validly issued, fully paid and non-assessable. In this regard, however, we note that the Trust is a Massachusetts business trust and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the Trust.

    This opinion is rendered solely in connection with the filing of the Registration Statement and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement and to the reference to this firm in the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.


                             Very truly yours,
                             /s/ Kirkpatrick & Lockhart Nicholson Graham LLP Kirkpatrick & Lockhart Nicholson Graham LLP